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                                                                    EXHIBIT 99.2

[CROSS TIMBERS OIL COMPANY NEWS RELEASE LETTERHEAD]
NUMBER:  98-20

                  CROSS TIMBERS DISCLOSES ADDITIONAL DETAILS
                           ABOUT ROYALTY TRUST PLAN

     FORT WORTH, TX (SEPTEMBER 9, 1998) - Cross Timbers Oil Company's (NYSE-XTO) Chairman and Chief Executive Officer Bob R. Simpson today discussed at the Lehman Brothers Energy Conference additional details about the Company's recently announced plans to begin systematic distributions of royalty trust units. The royalty trust units will represent a dividend of assets of the Company.

     The Company anticipates systematic distributions to begin no later than early 2000. Depending on interim commodity prices, market conditions and other factors, distributions could begin mid-1999. The trust units will be marketable securities and are expected to be listed on the New York Stock Exchange. The trust units are expected to be distributed on a quarterly basis at an initial rate of $2.00 per common share in market value of trust units annually.

     The Company expects to meet its 1999 cash flow per share goal of $4.00 and reserves per share goal of 36 Mcfe (assuming $18.00 per barrel of oil and $2.20 per Mcf of gas, net to the Company). The debt per Mcfe goals will remain unchanged at 40 cents. And, most importantly, Cross Timbers can continue during 2000 and beyond implementing the consistent formula for value creation successfully utilized in the past, while providing a higher valuation for a substantial portion of its existing assets.

     The Company expects to distribute over a period of years as much as 30% to 40% of currently held assets. The Company intends to form three separate royalty trusts over time: one for the Hugoton area, one for the San Juan Basin area and one for the Permian Basin area. All of these trusts will have the attributes required for a well-regarded royalty trust -- long-lived, "name-brand" properties with the upside potential sufficient to maintain a consistent reserve base. Trusts with these attributes have historically traded at 10 to 12 times cash flow. Since independent energy companies have historically traded at lesser cash flow multiples, the combined securities will have a higher market capitalization.

     The royalty trusts will allow the Company to systematically monetize a
portion of its growth going forward.   The remaining Company will continue its
growth strategy which, when combined with royalty trust distributions, will provide consistent outstanding returns to shareholders. The

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PAGE 2
CROSS TIMBERS DISCLOSES ADDITIONAL DETAILS ABOUT ROYALTY PLAN

Company will be an aggressive buyer and developer of properties that meet its acquisition criteria in order to continue to grow its reserve base.

     "Importantly, this strategy of asset distribution will facilitate the Company's continued growth in shareholder value with its proven, low-risk strategy," stated Simpson. "Our observation is that most independents, as they grow larger, have adopted increasingly risky strategies to try to maintain meaningful growth rates, with generally disappointing results. We are not going down that road.

     "We have always put investor value first, and we believe that this plan will at least double the value of our current stock price, while providing an exciting approach to the future for further shareholder returns," Simpson concluded.

     Cross Timbers Oil Company is engaged in the acquisition, exploitation and development of quality, long-lived producing oil and gas properties. The Company, whose predecessors were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, Oklahoma, Kansas, New Mexico and Wyoming.

CONTACT:       LOUIS G. BALDWIN
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
               CROSS TIMBERS OIL COMPANY
               (817)  870-2800

This release can be found at the Company Web site at www.crosstimbers.com

     Statements concerning future production, development expenditures, market values, cash flow and planned royalty trust distributions are forward-looking statements. These statements are based on assumptions concerning commodity prices, market conditions, drilling results, production costs and the Company's future performance that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Further information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.